Exhibit 10.8

English Summary

EQUITY TRANSFER AGREEMENT

WHEREAS, Beijing Watch Smart Technologies Ltd. (“Watch Smart”) is a company with limited liability established in Beijing by Beijing Fanchen Information Technology Company Limited (“Fanchen”) and Tianjin Tongren (TEDA) Software Technology Co., Ltd. (“Tianjin Tongren”). The total registered capital of Watch Smart is RMB5 million, of which Fanchen has contributed RMB2.5 million and Tianjin Tongren has contributed RMB2.5 million respectively.

The Agreement was signed between Beijing Watchdata System Co., Ltd. (“Beijing Watchdata”) and Fanchen and witnessed by Watch Smart on March 10, 2004.

ARTICLE I

PARTIES TO THE AGREEMENT

1.1 Transferor: Fanchen

1.2 Transferee: Beijing Watchdata

1.3 Witness: Watch Smart

ARTICLE II

PERCENTAGE AND PRICE OF TRANSFER

2.1 The total registered capital of Watch Smart is RMB5 million. The amount of registered capital to be transfer under this Agreement shall be RMB2.5 million.

2.2 Fanchen agrees to transfer to Beijing Watchdata all of its 50% interest in the registered capital of Watch Smart.

2.3 Beijing Watchdata agrees to pay a purchase price of RMB15 million.

ARTICLE III

PAYMENT OF PURCHASE PRICE

3.1 Beijing Watchdata shall pay 70% of the purchase price (RMB10.5 million) to Fanchen’s account within 7 working days after this Agreement becomes effective. A check for the remaining 30% shall be deposited with the public notary at Beijing Pinggu District.

3.2 Within 7 working days after the completion of the tasks described in 3.1 above, Watch Smart shall handle registration formalities with the company registry. Both parties shall provide relevant documents for the registration.

3.3 The public notary will release the proceeds to Fanchen’s bank account within 7 working days after the issuance of the business license evidencing Beijing Watchdata as the new investor in Watch Smart.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF TRANSFEROR

4.1 It has legitimate ownership of the equity interest that it agrees to transfer under this Agreement and has full power to transfer such equity interest.

4.2 Its execution of this Agreement does not violate relevant Chinese law. It has not entered into any agreement or made any commitment that will restrict or prohibit it from executing or performing this Agreement.

4.3 Watch Smart is duly organized under Chinese law by the Transfer and Tianjin Tongren.

4.4 It has made full contribution to the registered capital of Watch Smart. Such contribution has been verified by certified public accountants. It has not withdrawn any contribution to the registered capital.

4.5 Tianjin Tongren, the other shareholder of Watch Smart, has agreed to the transfer and waived its priority right to purchase the equity interest. The Transferor has completed its internal procedures as required by its articles of association and its shareholders have unanimously approved the transfer.

4.6 All the information provided by it is true, complete and correct.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF TRANSFEREE

5.1 It is duly organized and in good standing under Chinese law. It has full power to purchase the equity interest.

5.2 It has full corporate power and authority to execute and perform this Agreement.

5.3 Its execution of this Agreement does not violate relevant Chinese law. It has not entered into any agreement or made any commitment that will restrict or prohibit it from executing or performing this Agreement.

5.4 It will pay the purchase price in accordance with this Agreement and assist in the completion of necessary registration formalities.

ARTICLE VI

DEFAULT AND REMEDIES

6.1 If the completion of the equity transfer or the business registration is delayed by the Transferor, it shall pay to the Transferee a penalty in an amount equal to 0.02% of the total purchase price for each day of delay and the Transferee shall have the right to terminate this Agreement after 30 days. If the completion of the equity transfer or the business registration is delayed by the Transferee, it shall pay to the Transferor a penalty in an amount equal to 0.02% of the total purchase price for each day of delay and the Transferor shall have the right to terminate this Agreement after 30 days.

6.2 If the Transferee fails to pay the purchase price pursuant to this Agreement, it shall pay to the Transferor a penalty in an amount equal to 0.02% of the unpaid amount for each day of delay. If the delay is over 30 days, the Transferor shall have the right to terminate this Agreement, and the Transferee shall be responsible for all the actual loss suffered by the Transferor.

6.3 One party shall have the right to terminate this Agreement if the other party violates its representations and warranties.

6.4 The remedies under this Agreement are cumulative and non-exclusive.

6.5 Any waiver under this Agreement shall be made in writing. Failure or delay on the part of any party to exercise any right or remedy shall not operate as a waiver, nor shall any partial exercise of any right or remedy preclude any future exercise thereof.

ARTICLE VII

OPERATION AND MANAGEMENT OF WATCH SMART AFTER THE TRANSFER

7.1 The Transferee and the management of Watch Smart shall enter into a separate Memorandum of Understanding to address issues relating to the operation and management of Watch Smart during the period starting from the date when this Agreement becomes effective and until the completion of the registration.

7.2 Upon receipt by the Transferor of the full purchase price and the completion of the registration, the Transferor shall exit from the Board of Directors and shall not participate in shareholders’ meetings of Watch Smart and shall not exercise any rights granted to the shareholders by the articles of association of Watch Smart. The Transferee shall participate in the Board of Directors and shareholders’ meetings of Watch Smart and, together with the other shareholders of Watch Smart, amend the articles of association, appoint the legal representative, elect the Chairman and hire the General Manager of Watch Smart.

ARTICLE VIII

EFFECT, AMENDMENT AND TERMINATION

8.1 This Agreement shall become effective upon execution by duly authorized representatives of the parties and the unanimous approval by the shareholders of Watch Smart.

8.2 Any amendment, supplement, revision or termination shall be made by written agreement signed by duly authorized representatives of the relevant parties.

8.3 Any revision or termination of this Agreement shall not affect any party’s right to claim damages.

ARTICLE IX

NOTICE AND DELIVERY

9.1 Any notice under this Agreement shall be made in writing.

[English summary of other notice and delivery provisions is omitted.]

ARTICLE X

GOVERNING LAW AND DISPUTE RESOLUTION

10.1 Chinese law shall be the governing law.

10.2 Any disputes arising out of or relating to this Agreement shall be subject to arbitration at the China International Economic and Trade Arbitration Center in Beijing. The arbitration award shall be final and binding upon all the parties.

ARTICLE XI

FORCE MAJEURE

[English summary of the Force Majerue provisions is omitted.]

ARTICLE XII

MISCELLANEOUS

12.1 This Agreement constitutes the entire agreement among the parties and supercedes any and all prior correspondences, statements, agreements or other documents by the parties.

12.2 This Agreement is executed in 10 originals.

12.3 Any handwritten amendment to this Agreement shall be signed by the duly authorized representatives and affixed with company chops.

ARTICLE XIII

APPENDICES

13.1 Photocopies of the business licenses of the contracting parties and Watch Smart, the Enterprise Legal Person Code Certificate and the identification documents of the legal representatives. [English summary is omitted.]

13.2 Approvals by the shareholders (Board of Directors) of the Transferor and Watch Smart for the equity transfer. [English summary is omitted.]

13.3 Approvals by the shareholders (Board of Directors) of the Transferee for the purchase of the equity interest. [English summary is omitted.]

13.4 Waiver by Tianjin Tongren to its priority right to purchase the equity interest. [English summary is omitted.]

13.5 Proposed revision of the articles of association of Watch Smart. [English summary is omitted.]

13.6 Memorandum of Understanding signed by the Transferee and the management of Watch Smart. [English summary is omitted.]

Transferor: Fanchen

Authorized Representative: /signed and affixed with corporate chop/

Date: March 10, 2004

Transferee: Beijing Watchdata

Authorized Representative: /signed and affixed with corporate chop/

Date: March 10, 2004

Witness: Watch Smart

Authorized Representative: /signed and affixed with corporate chop/

Date: March 10, 2004

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